NOVEON, INC.
                         MANAGEMENT INCENTIVE PLAN


PURPOSE
-------

The Noveon, Inc. Management Incentive Plan (referred to herein as "MIP," or the "Plan") has been established to provide opportunities for certain selected management employees to receive incentive compensation as a reward for high levels of personal performance above the ordinary performance standards compensated by base salary. While the amount of compensation at risk may vary by position level or work country, the purpose of the MIP is to more closely align compensation of key employees to Company performance.

ELIGIBILITY
-----------

Participation in MIP will be limited to management employees who have the potential to influence the performance of the Company or the Global Business Unit (GBU) to which they are assigned. Participants will be selected and approved by the President & CEO annually. Inclusion in the MIP does not assure that an individual will receive an incentive award nor does it guarantee an individual participation in the MIP in future years. Any incentive award under this Plan is entirely discretionary. Employees must be on the payroll before September 1 of the applicable calendar year to participate in the MIP.

PARTICIPATION CATEGORIES
------------------------

Each participant in the MIP will be assigned an incentive opportunity level. The target incentive percentage will be based upon the assigned level of the position and the country where the participant works.

In the United States, changes to the assigned MIP target percentages for executive officers will be recommended by President & CEO and will be approved by the Compensation Committee of the Board of Directors. Other US participants will have target percentages between 20% and 45% depending on assigned pay level. In other countries, the assigned MIP target percentages will range from 4% to 25% depending on position. Individual target percentages will be assigned based upon local practice and each participant's pay level. The CEO will have overall responsibility for approving the target MIP percentages for all participants, other than executive officers and other direct reports to the President & CEO.

PERFORMANCE MEASURES
--------------------

The  MIP  performance   measures  will  be  established   annually  by  the
Compensation Committee and will be annexed as an attachment hereto.

DETERMINATION OF FINANCIAL/PERFORMANCE AWARDS
---------------------------------------------

The calculation of MIP awards will be based on the weighting and percentages established annually by the Compensation Committee and will be annexed as an attachment hereto.

Linear interpolation shall be used to determine the MIP award to the extent that the actual EBITDA or Working Capital amounts fall between or exceed the amounts shown in the tables or charts set forth in the attachments.

Any MIP  awards  will be  calculated  based  upon the  actual  base  salary
(excluding any other bonuses, awards, or other types of supplemental compensation) of the participant as in effect on the last day of the Plan year.

PAYMENT OF INCENTIVE AWARDS
---------------------------

Payment of any incentive awards will be based upon accomplishment of the established MIP performance measures.

Within approximately ninety (90) days of the close of the financial year, overall results will be calculated and any incentive awards will be determined and paid to the participant in a single cash bonus payment through the Company's regular payroll process, subject to payroll taxes and other appropriate withholdings.

In order to receive an incentive award, a participant must be on the payroll on the date that any incentive awards are paid. Any unpaid incentive award previously communicated shall be forfeited upon termination of employment before the incentive award payment date unless such termination is due to retirement, disability or death.

Payment of MIP awards is discretionary and the Compensation Committee has the right to modify or revise financial/operational performance goals to recognize unusual business conditions including, but not limited to, acquisitions, mergers or divestiture of GBUs.

Final determination of any incentive awards under the MIP will be made by the President and CEO and approved by the Compensation Committee prior to communication to participants.

ADMINISTRATIVE PROVISIONS
-------------------------

1. Individuals who are selected for participation in the MIP after March 1st of any Plan year will have any incentive awards for that year prorated by the number of months they were participants in the Plan.

2. Individuals who are not participants in the MIP prior to September 1 of the applicable calendar year will not be eligible to participate in the MIP for such year.

3. Because of the discretionary nature of the MIP, participants who terminate (other than retirement, disability or death) from the Company prior to payment of any incentive awards will not be eligible to receive an award from the MIP.

4. Individual participants (or their heirs) who either elect normal retirement, or are totally disabled (as defined in Section 6 below) or die will be eligible to receive a prorated incentive award if an award is paid. The amount of any incentive award will be based upon the number of months that the individual was an active participant in the MIP.

5. Retirement, for purposes of this Plan, shall involve the same determinations and eligibility requirements set forth for a Retirement Benefit as provided in the Noveon Pension Plan for Salaried Employees.

6. Totally disabled, for purposes of this Plan, shall involve the same determinations and eligibility requirements for a Disability Benefit as provided in the Noveon Pension Plan for Salaried Employees.

7. In the case of a participant's death before payment of a previously announced incentive award, the incentive award payment shall be paid in a lump sum to the participant's estate.

8. Participants who change positions or assigned business unit will have any MIP award pro-rated taking into consideration the number of months during the Plan year they were assigned to different business units or at different MIP target incentive levels.

9. Individual participants whose employment with Noveon is terminated as a result of the sale of their assigned business unit will be handled on a case-by-case basis and a decision on any MIP award will be made by the Compensation Committee for executive officers, or by the CEO for all other participants.

10. Participation in the Plan is discretionary and inclusion in the MIP or payment of any incentive awards is no promise of future participation in the MIP nor is it a promise of future employment with Noveon. Participation in the MIP does not diminish the Company's right to discharge any participant regardless of the effect that such discharge may have upon him/her as a participant in this MIP. No member of the Company's Board of Directors, the NLT, nor any officer or employee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan.

11. Plan year means the Company's fiscal year as now established or as it may be changed from time to time hereafter.

12. Prior to the actual payment of any incentive award under this Plan, no interest of any participant in this Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrances of any kind; nor may such interest in any incentive award prior to its payment be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such participant, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

13. At all times, this Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any awards hereunder. With respect to any claim for an unpaid but previously communicated incentive award under this Plan, a participant is a general unsecured creditor of the Company.

BINDING EFFECT
--------------

This Plan shall be binding upon the beneficiaries, heirs, executors, and administrators of the participant. Nothing contained in this Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any incentive award hereunder.

AMENDMENT AND TERMINATION
-------------------------

The Company's Compensation Committee may at any time terminate this Plan, in whole or in part, or amend it from time to time. Any such termination or amendment may be made retroactively.

PLAN GOVERNANCE
---------------

The Compensation Committee maintains the right to modify or terminate the MIP at any future date. The Compensation Committee of the Board of Directors will resolve any disputes or questions regarding the administration of the MIP (including the interpretation of ambiguous terms) and their decisions will be final and binding on all parties. A participant shall not have any right to receive a payment of benefits under this Plan except in accordance with the terms of the Plan. In the event that any provisions of the Plan shall be held to be invalid by any competent court, this Plan shall be interpreted as if such provision was not contained herein.


Adopted on the 24th day of February, 2003.

NOVEON, INC.



By:   /s/ Christopher R. Clegg
   -----------------------------------
   Christopher R. Clegg, Senior Vice
      President, General Counsel
      and Secretary